                      SECURITIES AND EXCHANGE COMMISSION
                           WASHINGTON, D.C.  20549


                                 ____________

                                   FORM 8-K

                                CURRENT REPORT
                      Pursuant to Section 13 or 15(d) of
                     the Securities Exchange Act of 1934

                                 ____________


                      Date of Report:  December 5, 1994
             Date of Earliest Event Reported:  November 29, 1994

                        PANHANDLE EASTERN CORPORATION
            (Exact name of registrant as specified in its charter)


                                   Delaware
                       (State or other jurisdiction of
                                incorporation)
                                    1-8157
                               (Commission File
                                   Number)
                                  74-2150460
                               (I.R.S. Employer
                            Identification Number)

                            5400 Westheimer Court
                                P.O. Box 1642
                         Houston,  Texas  77251-1642
         (Address, including zip code, of principal executive office)

                                 ____________


             Registrant's telephone number, including area code:

                                (713) 627-5400
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Item 5. Other Events.

         On November 29, 1994, Panhandle Eastern Corporation entered into an underwriting agreement for the public offering of $100 million principal amount of its 8 5/8% Notes Due December 1, 1999. Closing of the transaction is expected to take place on December 6, 1994.

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits.

         (c)      Exhibits.

         1.1 Underwriting Agreement and Terms Agreement between Panhandle Eastern Corporation and Merrill Lynch, Pierce, Fenner & Smith Incorporated and Dillon, Read & Co. Inc., as Representatives of the Several Underwriters, dated November 29, 1994.

         4.1 Resolutions of a Special Committee of the Board of Directors of Panhandle Eastern Corporation, adopted on November 29, 1994, establishing the terms of the Notes and incorporating the form of the Notes.

         5.1 Opinion of Sullivan & Cromwell regarding legality of the Notes, dated November 30, 1994.





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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                         PANHANDLE EASTERN CORPORATION

                                             /s/ JAMES B. HIPPLE
                                         By:___________________________________
                                                  James B. Hipple
                                                 Senior Vice President and Chief
                                                  Financial Officer



Date:  December 5, 1994


MMH/jab




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                               Index to Exhibits

Exhibit
Number                                                 Description                                                   Page
- ------                                                 -----------                                                   ----
1.1      Underwriting Agreement and Terms Agreement between Panhandle Eastern Corporation and Merrill
         Lynch, Pierce, Fenner & Smith Incorporated and Dillon, Read & Co. Inc., as Representatives of
         the Several Underwriters, dated November 29, 1994.

4.1      Resolutions of a Special Committee of the Board of Directors of Panhandle Eastern Corporation,
         adopted on November 29, 1994, establishing the terms of the Notes and incorporating the form of the Notes.

5.1      Opinion of Sullivan & Cromwell regarding legality of the Notes, dated November 30, 1994.